UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported: June 2, 2009)

Innophos Holdings, Inc.
(Exact name of Registrant as specified in their Charters)

Delaware	001-33124	20-1380758
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

     259 Prospect Plains Road
Cranbury, New Jersey 08512

(Address of Principal Executive Office, including Zip Code)

(609) 495-2495
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

     At the 2009 Annual Meeting of Stockholders of Registrant Innophos Holdings, Inc. held on June 2, 2009, the stockholders approved the Registrant’s 2009 Long Term Incentive Plan, or 2009 LTIP, permitting, among other things, the granting of stock options for up to 2.4 million shares of the Registrant’s common stock. The approval satisfied the conditions with respect to certain options granted on May 5, 2009 to the persons serving as “Named Executives” in the Registrant’s proxy statement for the Annual Meeting, which grants had been reported previously in Registrant’s Current Report on Form 8-K dated May 13, 2009. A complete copy of the 2009 LTIP is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)      Exhibit No.           Description

           99.1                        Innophos Holdings, Inc. 2009 Long Term Incentive Plan

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned, hereunto duly authorized.

INNOPHOS HOLDINGS, INC.

By:	/s/ Mark Feuerbach
Name:	Mark Feuerbach
Title:	Vice President and Chief Financial Officer

Dated: June 4, 2009